UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida

(Address of principal executive offices)

32224

(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012, William S. Elston, the Company’s lead independent director, informed the Board of Directors (the “Board”) of Landstar System, Inc. (the “Company”) of his intent to retire from the Board for health reasons as of June 30, 2012. The Board accepted Mr. Elston’s retirement as of June 30, 2012, and thanked him for his fourteen years of service on the Board. The Board subsequently appointed Diana M. Murphy the lead independent director of the Board, effective immediately.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 24, 2012. A total of 43,954,315 shares, or approximately 94% of the common stock issued and outstanding as of the record date, was represented in person or by proxy. The matters voted upon by the stockholders of the Company (the “Stockholders”) at the meeting included: (i) the election of two Class I Directors whose terms will expire at the 2015 Annual Meeting of Stockholders; (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012; (iii) the approval, on an advisory basis, of the Company’s 2011 executive compensation; and (iv) the approval of the Landstar System, Inc. Executive Incentive Compensation Plan.

(1) Election of Directors. At the meeting, the Stockholders elected Jeffrey C. Crowe and Henry H. Gerkens to serve as Class I directors, whose terms will expire at the 2015 Annual Meeting of Stockholders. The votes cast with respect to each of Messrs. Crowe and Gerkens were as follows:

Director	Votes For	Withheld	Broker Non-Votes
Jeffrey C. Crowe	38,561,247	3,472,186	1,920,882
Henry H. Gerkens	39,133,617	2,899,816	1,920,882

(2) Ratification of Appointment of KPMG LLP. At the meeting, the Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012. This proposal received 43,516,006 affirmative votes and 435,510 negative votes. There were 2,799 abstentions with respect to this proposal.

(3) Advisory Vote on Executive Compensation. At the meeting, the Stockholders voted to approve the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

This proposal received 39,126,307 affirmative votes and 2,890,442 negative votes. There were 16,684 abstentions and 1,920,882 broker non-votes with respect to this proposal.

(4) Approval of the Landstar System, Inc. Executive Incentive Compensation Plan. At the meeting the Stockholders voted to approve the Landstar System, Inc. Executive Incentive Compensation Plan. This proposal received 41,123,965 affirmative votes and 891,627 negative votes. There were 17,841 abstentions and 1,920,882 broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: May 29, 2012	/s/ James B. Gattoni
James B. Gattoni
Vice President and Chief Financial Officer